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                                  EXHIBIT 10.18

                 LIVEWARE5, INC. AGREEMENT FOR SERVICES BETWEEN

                 LIVEWARE5, INC. AND THEHEALTHCHANNEL.COM, INC.

                              DATED MARCH 24, 2000

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                     LIVEware5, Inc. Agreement for Services

This service agreement entered this 24th day of March 2000 by and between LIVEware5 Inc., an Iowa corporation with principle offices at 425 Second Ave. SE, Suite 600 Cedar Rapids, IA 52401, hereafter referred to as LW5 and thehealthchannel.com, Inc., a corporation with principle offices at 3101 West Coast Highway, Suite 175 Newport Beach, CA 92663, hereafter referred to as Reseller.

Whereas LW5 is a provider of online communication and learning technologies & services including but not limited to online application for rich media distribution and user collaboration, content development and production, and hosting and network services; and

Whereas Reseller is a corporation that provides communication and distribution channels to its' customers; and

Whereas RESELLER desires to use LW5's products & services for the development, management and delivery of streaming media-based programming;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1)    SCOPE OF WORK

The scope of work for deliverables is contained in its' entirety in this "Agreement" (Agreement, Addendum A, and signed Customer Requirements Documents). This is the complete understanding between the parties of deliverables being contracted for under the terms of this Agreement. LW5 is committed to providing these products and services, as described in this Agreement, within the specified timeframe to RESELLER. RESELLER is committed to providing the necessary internal support to LW5 to allow for the timely completion. Changes to the scope of work are only binding when in writing and accepted by signature of both parties.


2)   LICENSE AND RIGHTS

LW5 retains all licenses, title and rights to the services, service marks, trademarks, and other materials that are provided to enable the delivery of programs to RESELLER customers. This includes Intelligent Learning Network-TM-, Question Retrieval System-TM-, KnowledgePortal-TM- and other marks and products owned by LW5.

RESELLER retains all licenses, titles, and rights to the materials, service marks and trademarks developed by or exclusively for the RESELLER that are included on the RESELLER KnowledgePortal-TM-. RESELLER hereby acknowledges that they have rights and ownership of the materials provided to LW5 for distribution on the KnowledgePortal-TM-. If these materials are owned or delivered by a third party, RESELLER assumes all responsibility for obtaining written authorization as required from third parties, including speakers, affiliate corporations or other parties to transmit these materials electronically via videoconferencing, Internet delivery or other delivery technologies.


3)   MARKETING & PROMOTION

RESELLER is responsible for promoting the use of KnowledgePortal-TM- and LW5 services within their customer base and creating demand for streaming media programming. RESELLER will use its' best efforts to build awareness and interest for the services. LW5 will provide RESELLER with start up materials for customer advertising of the products and services. RESELLER will then make copies and provide their own materials to customers for the services. LW5 will provide RESELLER with logos and other electronic artwork.


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LW5 is allowed to name RESELLER as a customer in LW5 marketing and presentation materials, but not RESELLER's customer's unless specifically stated in writing by RESELLER.

4)   NONEXCLUSIVE ARRANGEMENT

Nothing in this Agreement shall be construed to prevent either party from entering into arrangements similar to this Agreement with any other entities. Nothing in this Agreement shall be construed to prevent LW5 from providing Services to any other entities.

5)   FEE SCHEDULE

The fees to be paid for products delivered and services performed under this agreement are detailed in Addendum A- Scope of Work and/or any Custom Exhibit created and agreed to by both parties for unique customer requirements.

6)   PAYMENT TERMS

RESELLER agrees to pay LW5 as follows:

Creation of RESELLER Knowledge Portal: Upon signing contract
Creation of RESELLER Customer Knowledge Portal: Upon signing contract Hosting Charges: Net 30 days; invoiced monthly.
Streaming Participation (video streaming) Charges: Net 30 days; invoiced monthly.
Application Development Services: 50% upfront; 50% at billed completion, net 30 days.
Consulting Fees: Net 30 days; invoiced monthly.

The streaming service charges will be based on actual hours of usage and will be accompanied by a detailed report of users, the programs they accessed and participation for each KnowledgePortal.

LW5 will invoice RESELLER for Services and other expenses to be paid by RESELLER within ten (10) business days after the end of each month. It is understood that RESELLER will be a direct customer of LIVEware5 and will be responsible for payment of services that LW5 provides to RESELLER for RESELLER and RESELLER customers.


7)   REIMBURSEMENT FOR EXPENSES


If RESELLER requests LW5 to undertake activities in the marketing and performance of services which are not typically provided to other resellers or customers of LW5 without charge, RESELLER shall reimburse LW5 for all reasonable expenses incurred by LW5 in the performance of such activities. RESELLER will be notified by LW5 of activities that would be considered not typical and would result in incremental expense recovery. LW5 will provide RESELLER an estimate of those expenses in writing prior to the commencement of the activity.


8)   TERMS AND CONDITIONS

The term of this agreement is one (1) years from acceptance date and will continue in effect until the earlier of:

         a)       Expiration or

         b) mutual agreement of parties to termination, expressed in writing or

         c) a material breach by either party, which the breaching party fails to cure within thirty (30) days after receipt of written notice.


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This agreement shall be automatically renewed for successive one (1) year terms unless written notice is given by either party within sixty (60) days prior to the anniversary date.


9)   TERMINATION

The Agreement shall terminate upon the first to occur of (a) the expiration of this agreement as outlined herein or (b) the other party's breach of material provision of this Agreement, which breach has not been cured to the reasonable satisfaction of the non-breaching party within thirty (30) days after the non-breaching party notifies the breaching party, in writing, of such breach, or
(c) as otherwise provided in this Agreement. This agreement can be terminated with ninety (90) days written notice by either party. All fees due shall be paid immediately upon termination and any costs incurred to transfer materials to RESELLER will be invoiced within sixty (60) days thereafter.


10)   INDEMNIFICATION

RESELLER and LW5 each shall indemnify, defend and hold harmless the other from and against any and all claims for physical property damage, physical personal injury or wrongful death to the extent that such claims arise out of the negligence or willful misconduct of the respective indemnifying party, its employees, agents, affiliates or contractors in connection with the provision of Services or other performance pursuant to this Agreement. The indemnified party shall promptly notify the indemnifying party in writing of any such claims.


11)  REPRESENTATIONS AND WARRANTIES

RESELLER hereby warrants, represents and agrees that:

a) RESELLER has complete power and authority to enter into this agreement.
b) RESELLER is under no restrictions or prohibition with respect to its rights to execute this contract and with its rights to perform the terms and provisions hereof.
c) RESELLER will pay all sums due third parties that provide materials or deliver programs materials or other products and services provided to LW5.

RESELLER shall not make nor permit its employees, agents or affiliates to make, any misrepresentations as to the capabilities, specifications or functionality of the Services, or any warranties with respect to the products and services other than those that are authorized by LW5 in writing.

LW5 and RESELLER desire to enter into an arrangement whereby RESELLER will engage its sales force to promote to its customers and prospective customers (collectively termed "Customers") the streaming media services of LW5, in exchange for the consideration and subject to the terms and conditions set forth herein. It is expressly understood and agreed that the agency created herein is a limited agency and RESELLER shall have only those rights and responsibilities specifically described in this Agreement. No agency rights or responsibilities shall arise by operation of law. RESELLER is not a legal representative of LW5 and LW5 is not a legal representative of RESELLER. Neither party is granted by the terms or execution of this Agreement, or otherwise, any right or authority to assume or create any responsibility on behalf of, or in the name of, the other, or to bind in any manner what-so-ever.

LIVEware5 hereby warrants, represents and agrees that:

a) LW5 has the complete power and authority to enter into this agreement.
b) LW5 is under no restrictions or prohibition with respect to its rights to execute this contract and with its rights to perform the terms and provisions hereof.


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LW5 represents and warrants that the provision of services hereunder will not infringe upon any United States patents, copyrights, trademarks or other proprietary rights of third parties. LW5 shall indemnify, defend and hold harmless RESELLER from and against any claims for infringement upon any United States patents, copyrights, trademarks or other proprietary rights brought by third parties with respect to Services; provided, however, that RESELLER promptly notifies LW5 of any such claim.

THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDLING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.


12.  CONFIDENTIALITY

The terms of this agreement are "Confidential" and, except as required by law, shall not be disclosed to any other party without the written consent of the non-disclosing party. Each party shall preserve in strict confidence information such as trade secrets, strategic plans, proprietary information and other sensitive information obtained in the course of execution of this agreement. For a period of one (1) years after the termination or expiration of this Agreement LW5 and RESELLER will not directly approach the other parties customers nor will either party share confidential information that is not available publicly during that time. In handling the other party's customer, LW5 will ensure all information shared during the execution of Services that all information made available is considered confidential.

13.   FORCE MAJEURE

Neither LW5 or RESELLER shall be held liable for any delay or failure to perform any part of this Agreement (other than payment of amounts due hereunder) for any cause beyond its control and without its fault or negligence, including but not limited to acts of civil or military authority, government regulations, embargoes, epidemics, wars, terrorist acts, riots, insurrections, fires, explosions, nuclear accidents, strikes, extended power blackouts, natural disasters or any law, regulation or of any government agency or court of competent jurisdiction affecting either of the parties hereto in the performance of their obligations hereunder. The parties' obligations, which cannot be performed because of the force majeure event, will be suspended until the force majeure is resolved. If such contingency occurs and continues for more than five
(5) business days, the non-delaying party may, without any liability or associated costs to the other party, terminate the Services requested or any portions thereof relating to the affected Services.

14.  LIMITATION OF LIABILITY

NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR THROUGH THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE OR SIMILAR DAMAGES, OR FOR ANY LOST PROFITS OR BUSINESS OF ANY KIND OR NATURE WHATSOVERVER, REGARDLESS OF THE FORM OF ACTION AND WHETHER EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. WITH RESPECT TO THIRD PARTIES THAT USE SERVICES THROUGH RESELLER, RESELLER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LW5 FROM AND AGAINST ANY CLAIMS FOR SUCH DAMAGES BROUGHT BY SUCH THIRD PARTIES. IN NO EVENT WILL LW5'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNTS PAID BY RESELLER PURSUANT TO THIS AGREEMENT.


15.  MISCELLANEOUS

a.       NOTICES

All notices, reports, records or other communications which are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by facsimile, email, by


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overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the address set forth below.

Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered mail.

         If to LW5:                 LIVEware 5, Inc.
                                    Ms. Kimberley Lehrman
                                    PO Box 75002
                                    Cedar Rapids, IA  52401
                                    319/298-3455
                                    319/298-3457 (fax)

         With copy to:              Shuttlesworth & Ingersoll
                                    Mr. Dean Einck
                                    500 Firstar Bank Building
                                    Cedar Rapids, IA  52401
                                    319/365-9461

         If to RESELLER:            Thehealthchannel.com, Inc.
                                    3101 W. Coast Highway, Suite 75
                                    Newport Beach, CA  92663
                                    949/645-9970
                                    949/645-9728 (fax)

         With Copy to:              Horwitz & Beam
                                    Attn:  Lynne Bolduc
                                    Two Venture Plaza, Suite 350
                                    Irvine, CA  92618
                                    949/453-0300
                                    949/9614 (fax)

B.       APPLICABLE LAW

This agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of Iowa. All controversies arising under this agreement shall be litigated in a court of competent jurisdiction within the County of Linn, State of Iowa, and in no other venue.

C.       SEVERABILITY

If any term or provision of this Agreement shall, to any extent, be determined to be invalid or unenforceable by court or body of competent jurisdiction, then
(i) both parties shall be relieved of all obligations arising under such provision and this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it valid and enforceable while preserving its intent, and (ii) the remainder of this Agreement shall be valid and enforceable.

D.       ASSIGNMENT

Neither party may assign this Agreement without the other party's prior written consent not to be unreasonably withheld: provided, however, that any transfer or issuance of capital stock shall not be deemed an assignment for purposes herein, and further provided that LW5 may assign this Agreement to an affiliate, without prior consent.


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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed as of the date first set forth above.


Thehealthchannel.com                         LIVEWARE5, INC.


BY:    /S/ RICHARD WOLPOW                    BY:    /S/ BRUCE LEHRMAN
       -----------------------------------          --------------------------

Date:  2/24/00                               Date:  3/24/00
       -----------------------------------          --------------------------

Name:  RICHARD WOLPOW                        Name:  BRUCE LEHRMAN
       -----------------------------------          --------------------------

Title: VICE PRESIDENT BUSINESS DEVELOPMENT   Title: PRESIDENT
       -----------------------------------          --------------------------


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                                   ADDENDUM A
                                  SCOPE OF WORK

CREATION OF "KNOWLEDGEPORTAL" AND THREADED DISCUSSION

LW5 will provide a URL address to Reseller to create a link from the Reseller or Reseller's Customer site to LIVEware5's KnowledgePortal site. This site will be customized with Reseller logo or customer logo, and Internet links, program listings and descriptions. The initial set-up will be done by LW5. The link establishes the interface through which customers will participate in streaming media based programs.


KNOWLEDGEPORTAL-TM-                         MSRP                          Reseller Cost

Purchase                                    $15,000                       $10,000
12 Month Lease*                             $1,500/ month                 $1,000/ month
Reseller KnowledgePortal                                                  $10,000
Optional: Private Chat and Threaded
Discussion Setup                            $500                          $400


* Minimum lease commitment is 12 months. First 3 payments can be applied to purchase price.

HOSTING AND DISTRIBUTION SERVICES

LW5 will maintain a network of videoservers, WWW servers and necessary bandwidth to support KnowledgePortal usage for Reseller customers worldwide. LW5 will manage hardware, software and upgrades. Services will be available 24 hours per day, 7 days per week under normal operating conditions. Catastrophic server or bandwidth loss, which is out of LW5 control, will be reported within 24 hours to Reseller.

The system has been designed using easy-to-follow database entries. LW5 will set-up the KnowledgePortal with guidance from Reseller on content. A site administrator can modify these templates at their discretion. LW5 will provide 4 hours of technical training at no charge to Reseller and Reseller Customers as they learn to use and administer the KnowledgePortal. This training will be accomplished using phone, videoconference and Internet communications or in LW5 offices.


NETWORK COSTS- HOSTING                      MSRP                          Reseller Cost

Hosting Service (Up to 50MB)                $50                           $50
Hosting Service (Additional increments of
50MB)                                       $25                           $25
Hosting Threaded Discussion                 $25                           $25


NETWORK COSTS- STREAMING                    MSRP                          Reseller Cost
110K Audio/Video Stream                     $17                           $9
48K Audio/Video Stream                      $14                           $7
22K Audio/Video Stream                      $10                           $5
12K Audio Stream                            $8                            $4
Multibit rate Audio/Video Stream            $10                           $5



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APPLICATION DEVELOPMENT SERVICES

LW5 provides varying levels of support for program development, production and streaming program implementation. The following matrix describes these levels and associated costs.


                        LIVEWARE5 INC. LEVELS OF SERVICE

                                                                LEVEL I                       LEVEL II          LEVEL III
               FEATURE/ FUNCTION                            SELF-MANAGED KP                  CUSTOM KP        CUSTOM EVENT
STREAMING FUNCTIONALITY
     Audio Only                                                    X                             X           Will customize
     Audio/Video                                                   X                             X             any feature
     WMT                                                           X                             X           on a per event
     Real                                                          X                             X               basis.
     Multibit Rate Only
     Customer Defined Streams                                      X                             X             Client pays
     QCIF                                                          X                             X
     Bigger than QCIF                                                                            X
                                                                                                                for each
SIGNAL ACQUISITION                                                                                           custom feature.
     Automated Bridge Call
     Analog Port                                                   X                             X
     Point to Point Videoconference                                X                             X
     Multipoint Videoconference                                    X                             X
     Satellite                                                     X                             X
     Video/ Audio Tape                                             X                             X
     Onsite/ Studio Production                                                                   X

KNOWLEDGEPORTAL
    3rd Party KP
    Custom KP                                                      X                             X
    KP Integrated into customer website                                                                             X

APPLICATION DEVELOPMENT SERVICES
    Content Development                                                                          X
    Content Repurposing                                                                          X
    Network Support                                                                              X
    Production Support                                                                           X

TOOLS                                                                                            Templates modified
    Graphics/ PPT                                                  X                             X
    Slide Pushing                                                  X                             X
    Slide Caching                                                                                X
    Threaded Discussion                                                                          X
    Download Materials                                             X                             X
    Chat                                                                                         X
    Online Q&A                                                     X                             X
    Polling                                                                                      X
    Testing Database                                                                             X
    Testing- Formatted                                             X
    Evaluation Forms                                                                             X
    Whiteboard                                                                                   X


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    Memory Devices                                                                               X
    Hyperlinks                                                                                   X
    Case Studies                                                                                 X
    Role Plays                                                                                   X
    Simulations                                                                                  X
    Embedded Video                                                                               X
    Workbook                                                                                     X
    Indexing                                                                                     X
    Glossary                                                                                     X


LEVEL I:         Program Set-Up: $750/ finished hr. MSRP
                 Reseller Cost: $500/ finished hr.
LEVEL II:        Program Set-Up: $2500/ finished hr. MSRP
                 Reseller Cost: $2000/ finished hr.
                 Production Support: Onsite support min. charge $2000 + travel
LEVEL III:       Complete, custom development
                 Costs TBD

Reseller Customers can contract for additional support at a rate of $250/ hour.

CANCELLATION POLICY

Application Development Service fees will be paid in full if work has been completed but the program is not delivered. If work has not been completed, a minimum of 25% of fees will be billed to the customer.

KnowledgePortal set-up fees will be paid in full if the site has been customized and implemented for the Reseller or Reseller Customer.





THEHEALTHCHANNEL.COM                                 LIVEWARE5, INC.


BY: ____________________                             BY: _____________________

Date:    _________________                           Date:_____________________
Name:    _________________                           Name:____________________
Title: ___________________